SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 31, 1996



                             Regent Bancshares Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





    New Jersey                    0-17753                      23-2440805
  ---------------              ------------               -------------------
  (State or other              (Commission                 (I.R.S. Employer
  jurisdiction of              File Number)               Identification No.)
   incorporation)



1430 Walnut Street, Philadelphia, Pennsylvania                     19102
----------------------------------------------                   ----------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (215) 546-6500



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant.

     On October 10, 1996, as reported in the Form 8-K Report of Regent Bancshares Corp. (the "Registrant") dated October 16, 1996, Regent National Bank (the "Bank"), the Registrant's wholly owned subsidiary, entered into an agreement (the "Regulatory Agreement") with the Office of the Comptroller of the Currency (the "OCC") pursuant to 12 U.S.C. Section 1818(b)(1). Among other things, the Regulatory Agreement required that the Bank report to the OCC concerning the conclusions and recommendations of a forensic accounting firm engaged by the Bank to investigate various matters and potential claims relating to the Bank's automobile insurance premium finance business. The Bank, with the assistance of the forensic accounting firm retained by the Bank, is investigating whether there is any basis upon which it or the Registrant should assert a claim against Arthur Andersen ("Andersen") in connection with services rendered by Andersen to the Registrant and the Bank in 1994, 1995 and 1996.

     Andersen has indicated to the Registrant that the existence of this investigation raises an issue as to the independence of Andersen in the conduct of Andersen's audit of the Registrant's financial statements for future periods unless the Registrant and the Bank waived any such claim. Because of the Registrant's concern that Andersen might resign, the Registrant's management, with the concurrence of the Registrant's Audit Committee, began to interview public accounting firms that could serve as the Registrant's certifying accountant in the event Andersen were to resign.

     On December 17, 1996, the Registrant notified Andersen that the Registrant and the Bank did not have sufficient information on which to base a decision on whether or not to waive any claim against Andersen and thereby eliminate any issues as to the independence of Andersen. On December 31, 1996, Andersen submitted its resignation to the Registrant and the resignation of Andersen was accepted by the Registrant's Audit Committee effective as of such date.

     Andersen's reports on the financial statements of the Registrant for the fiscal years ended December 31, 1994 and December 31, 1995 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to audit scope or accounting principles. Andersen's report dated March 22, 1995 on the consolidated financial statements of the Registrant for the fiscal year ended December 31, 1994 was qualified as to an uncertainty related to a dispute that arose in the bankruptcy proceedings of a mortgage banking company with which the Registrant had engaged in business transactions. This uncertainty was resolved during 1995 and, as a result, Andersen's report dated May 23, 1996 on the Registrant's consolidated financial statements for the year ended December 31, 1995 did not include a reference to this matter. Also, Andersen's report dated May 23, 1996 on the Registrant's


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financial statements for the year ended December 31, 1995 contained the following "emphasis-of-the-matter" paragraph:

          "As discussed in Note 2, the Bank recognized a loss from operations for the year ended December 31, 1995 primarily as a result of a substantial increase in the provision for loan losses associated with its insurance premium finance loan portfolio. As a result, the Bank did not meet the Tier I leveraged capital requirement established by the Office of the Comptroller of the Currency (OCC) for the Bank under the OCC's discretionary authority. Additionally, on a consolidated basis, the parent company's Tier I leveraged capital ratio amounts to 4% which equals the minimum legal requirement. Failure to meet minimum capital requirements can result in the regulators initiating certain actions that, if undertaken, could have a direct material effect on the Bank's financial statements. Such actions are presently uncertain, and, accordingly, no adjustments have been made in the accompanying financial statements."

     During the fiscal years ended December 31, 1994 and December 31, 1995, and the subsequent interim period preceding Andersen's resignation, Andersen advised the Registrant of the following matters:

     1. In connection with the audit of the Registrant's consolidated financial statements for the year ended December 31, 1995, Andersen advised the Registrant that certain accounting controls were not adequate with respect to the Registrant's automobile insurance premium finance (IPF) loan portfolio. As a result, Andersen advised the Registrant of the need for Andersen to significantly expand the scope of its audit procedures related to the IPF loan portfolio. Andersen concluded, as a result of its audit, that the Registrant's reserve for possible loan losses was not adequate and proposed an adjustment to increase the reserve at December 31, 1995. Management disagreed with Andersen's proposed reserve increase. Andersen informed the Registrant that failure to resolve this issue would cause it to modify its opinion on the Registrant's financial statements as of December 31, 1995, however, this was not necessary as management agreed to increase the reserve for possible loan losses related to the IPF loan portfolio.

     The Audit Committee of the Registrant's Board of Directors has discussed this matter with Andersen and the Registrant has authorized Andersen to respond fully to the inquiries of the successor accountant concerning this matter.

     2. Andersen has advised the Registrant that it has come to Andersen's attention as a result of discussions with the Registrant's management and internal audit personnel that the Registrant's financial statements for the third quarter of 1996, included in the Registrant's Form 10-Q Report filed on November 14, 1996, reflect a significant adjustment representing management's estimate of erroneous charge offs of seriously delinquent IPF loans due to mispostings of return premium checks by the IPF loan servicer on similar delinquent IPF accounts, thereby creating credit balances of $1,244,000 in the aggregate on all charged off IPF accounts. At September 30, 1996, the Registrant has no unprocessed claims for the return of these credit balances. To the extent the Registrant receives valid claims for refunds of these credit balances, the Registrant will make appropriate refunds thereof. At the time of Andersen's resignation, Andersen had not completed its analysis of this adjustment, and had not reached any conclusion as to the appropriateness of this adjustment. However, the amount of such adjustment is material to the Registrant's third quarter 1996 financial statements and the Registrant's compliance with certain minimum capital requirements as of September 30, 1996 and the determination of the Bank's compliance with the Tier I leveraged capital requirement established by the OCC for the Bank as of October 31, 1996, and agreed to by the Bank's Board of Directors.

     The Registrant has requested Andersen to furnish it a letter addressed to the Commission stating whether Andersen agrees with the above statements. A copy of that letter is filed as Exhibit 16 to this Form 8-K Report.

     Effective December 31, 1996, the Registrant, with the approval of the Registrant's Audit Committee, retained the firm of Grant Thornton to serve as the Registrant's certifying accountant.

     Effective January 6, 1997, the Registrant and the Bank appointed Joel E. Hyman as Chief Financial Officer and Treasurer of the Registrant and the Bank. From October 1993 until he joined the Registrant and the Bank, Mr. Hyman had served as Executive Vice President, Treasurer and Chief Financial Officer of Farmers & Mechanics Bank, Middletown, Connecticut. From April 1990 to September 1993, Mr. Hyman was Senior Vice President, Treasurer and Chief Financial Officer of Tolland Bank, Vernon, Connecticut.

Item 7. Financial Statements and Exhibits.

        The following exhibit is being filed with this Form 8-K report:

     Exhibit No.       Description
     -----------       -----------

         16 Letter from Arthur Andersen LLP pursuant to Item 304(a)(3) of Regulation S-K.



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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       REGENT BANCSHARES CORP.



                                       By: /s/ David W. Ring
                                           ---------------------------------
                                           David W. Ring, Chairman and
                                             Chief Executive Officer


Dated:  January 7, 1997




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



                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


         Exhibit No.                           Description
         -----------                  -------------------------------

             16                       Letter from Arthur Andersen LLP
                                      pursuant to Item 304(a)(3) of
                                      Regulation S-K.


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